Exhibit 10.2
REPAYMENT GUARANTY
THIS REPAYMENT GUARANTY (the “Guaranty”) is made as of February 14, 2022, by UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (“Guarantor”), whose address is set forth in Section 9 hereof, in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), whose address is One East Washington Street, 14th Floor, Phoenix, Arizona 85004.
Section 1Except as otherwise provided in this Guaranty, all terms defined in that certain Loan Agreement dated October 13, 2017, by and between 2611 CORPORATE WEST DRIVE VENTURE LLC, a Delaware limited liability company (“Borrower”), and Lender, as amended concurrently herewith pursuant to the terms of that certain Modification Agreement (“Modification”) of even date herewith (collectively and as it may be further amended, modified, extended, restated in whole or in part, and renewed from time to time, the “Loan Agreement”) shall have the same meaning when used in this Guaranty. Such defined terms are denoted in the Loan Agreement and in this Guaranty by initial capital letters.
Section 2In order to induce Lender to enter into the Modification and to continue to loan to Borrower the sum of $24,000,000.00 (the “Loan”), evidenced by that certain Secured Promissory Note dated October 13, 2017 (as it may be amended, modified, extended, restated in whole or in part, and renewed from time to time) (the “Note”) executed by Borrower and payable to the order of Lender, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender and to its successors, endorsees and/or assigns, the full and prompt payment of the principal sum of the Note in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the Note, the Loan Agreement and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the Loan Agreement and/or now or hereafter securing the Note or setting forth obligations of Borrower in connection with the Loan (which documents, together with the Note and the Loan Agreement, are collectively referred to herein as the “Loan Documents”). The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the “Guaranteed Obligations”.
Section 3Guarantor agrees, represents and warrants to Lender as follows:
(a)Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Lender, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; (ii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof, including, without limitation, the Deed of Trust; (iii) any release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations; or (iv) any release or subordination of any real or personal property then held by Lender as security for the performance of the Guaranteed Obligations.
(b)Guarantor’s liability under this Guaranty shall continue until all sums due under the Note have been paid in full and until all Guaranteed Obligations of Borrower to Lender have been satisfied, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Note or under any of the Loan Documents or by Lender’s recourse to any collateral or security. Guarantor acknowledges that Lender may apply any payment made by Borrower to Lender to any obligation of Borrower to Lender under the terms of any Loan Document in such amounts and such manner as Lender may elect, regardless of whether such

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application complies with any instruction or designation given or made by Borrower with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of the Guarantor hereunder.
(c)Guarantor has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Lender. Guarantor further warrants and represents that it has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Lender, Guarantor shall keep itself fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.
Section 4The liability of Guarantor under this Guaranty is a guaranty of payment and not of collectability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Lender of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.
Section 5Guarantor hereby fully and completely waives, releases and relinquishes: (i) all notices to Guarantor, to Borrower, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations owed to Lender and, except to the extent set forth in Section 7 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (iv) defenses and claims based on principles of suretyship and/or guaranty; (v) any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646 and any requirement to join the Borrower in a suit against the Guarantor (including by reason of the application of Rule 17(e) of the Arizona Rules of Civil Procedure); (vi) any and all rights or defenses based on impairment of collateral; (vii) any rights or defenses arising by reason of any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (viii) any and all benefits under Arizona Revised Statutes Section 33-814(G) and Section 33-729; and (ix) any defenses given to guarantors at law or in equity other than actual payment and performance of the Guaranteed Obligations. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Note or the Loan Documents (as Event of Default is defined therein), notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of the default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Lender with respect thereto. Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.
Section 6Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of

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proceeding against Borrower or any other guarantor, including without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, including without limitation any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.
Section 7
(a)Guarantor agrees that nothing contained herein shall prevent Lender from suing on the Note or from exercising any rights available to it thereunder or under any of the Loan Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor’s right of subrogation against Borrower or any other guarantor and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.
(b)Guarantor hereby waives, releases, and relinquishes any and all rights of reimbursement, contribution, and subrogation, which Guarantor may now or hereafter have against Borrower. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security shall be junior and subordinate to any right Lender may have against Borrower and to all right, title and interest Lender may have in any collateral or security. Lender may, in accordance with applicable laws, use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate. With respect to the enforced collection of the Guaranteed Obligations or the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Lender agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 9 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.
(c)Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Guaranteed Obligations, Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Lender may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Lender by Borrower.
(d)To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys’ fees and costs) Lender may suffer as a result of such dispute.

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(e)If from time to time Borrower shall have liabilities or obligations to Guarantor, such liabilities and obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (i) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (ii) time and right of payment and performance, and (iii) rights against any collateral therefor (if any), to payment and performance in full of the Guaranteed Obligations and the right of Lender to realize upon any or all security for such obligations. Guarantor agrees that such liabilities and obligations of Borrower to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Borrower and that Borrower shall not pay, and Guarantor shall not receive, payments of any or all liabilities or obligations of Borrower to Guarantor until after payment and performance of the Guaranteed Obligations in full. If, notwithstanding the foregoing, Guarantor receives any payment from Borrower, such payment shall be held in trust by Guarantor for the benefit of Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Lender and applied to payment of the Guaranteed Obligations, whether or not then due. To secure the Guaranteed Obligations, Guarantor grants to Lender a lien and security interest in all liabilities and obligations of Borrower to Guarantor, in any assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, other interests or rights securing such liabilities and obligations, and in all of Guarantor’s right, title, and interest in and to any payments, property, interests in property, or rights to property acquired or received by Guarantor from Borrower in respect of any liabilities or obligations of Borrower to Guarantor.
(f)Guarantor agrees to indemnify and hold Lender harmless for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with any default by Borrower under any Tenant Lease. Guarantor’s obligations under the foregoing indemnification shall survive the enforcement of the Deed of Trust, whether by court action or pursuant to the power of sale or other rights contained in the Deed of Trust.
Section 8
(a)As an inducement to Lender to disburse the proceeds of the Loan to Borrower, Guarantor represents and warrants to Lender that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.
(i)Guarantor is a corporation, duly organized and validly existing under the laws of the State of Delaware. Guarantor’s correct legal name is “Universal Technical Institute, Inc.”. Guarantor has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Guaranty and the other Loan Documents to which Guarantor is a party (the “Guarantor Documents”).
(ii)Guarantor has made all filings and is in good standing in the State of Delaware and has made all filings as a foreign corporation and is in good standing in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition of Guarantor.

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(iii)The execution, delivery and performance of the Guarantor Documents by Guarantor are within Guarantor’s power and authority and have been duly authorized by all necessary action by Guarantor.
(iv)The execution, delivery and performance of the Guarantor Documents by Guarantor will not violate (i) Guarantor’s certificate of formation, bylaws, or any other formation document, as applicable; (ii) any legal requirement affecting Guarantor or any of its property; or (iii) any agreement to which Guarantor is a party or by which it or any of its property is bound and will not result in or require the creation of any lien upon any of its property.
(v)No approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Guarantor are required for the due execution, delivery and performance by Guarantor of the Guarantor Documents.
(vi)This Guaranty and the other Guarantor Documents have been duly executed by Guarantor, and are legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
(vii)There exists no material violation of or material default by Guarantor and, to the best knowledge of Guarantor, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (a) the terms of any instrument evidencing or securing any indebtedness of Guarantor, (b) any lease or other agreement affecting the Project, (c) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator to which Guarantor or the Project may be bound, or (d) any mortgage, instrument, agreement or document by which Guarantor, or any of its properties is bound.
(viii)There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Project) or condition (financial or otherwise) of Guarantor or would materially and adversely affect Guarantor’s ability to perform its obligations under the Guarantor Documents. There is no basis known to Guarantor for any such action, suit or proceeding. Guarantor is not (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect its business, operations, assets (including the Project) or condition (financial or otherwise), (b) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on its business, operations, assets (including the Project) or condition (financial or otherwise), or (c) in default with respect to any agreement to which it is a party or by which it is bound. There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Guaranty or any of the other Guarantor Documents.
(ix)Guarantor has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet.

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(x)There is no fact known to Guarantor that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Guarantor which has not been disclosed in this Guaranty or in other documents, certificates and written statements furnished to Lender in connection herewith.
(xi)All tax returns, extension filings, and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Guarantor does not know of any proposed tax assessment against it or its property (including the Project) that would be material to its condition (financial or otherwise), and Guarantor has not contracted with any government entity in connection with such taxes.
(xii)The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to Guarantor are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the subject thereof as of the date thereof. No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Guarantor since the date thereof which are secured by, or might give rise to, a lien or claim against the Project or the proceeds of this Loan.
(b)Guarantor covenants and agrees to provide to Lender the financial statements and tax returns Borrower is required to deliver or cause to be delivered pursuant to the Loan Agreement with respect to Guarantor.
(c)The assets belonging to Borrower and Guarantor that are reflected on the most recent financial statement(s) and loan application delivered to Lender have not been transferred into an asset protection trust or an irrevocable trust.
(d)Guarantor will not transfer any assets into an asset protection trust or an irrevocable trust while any indebtedness is owing to Lender, without Lender’s prior written consent.
Section 9All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand, or sent by registered or certified mail, postage prepaid, through the United States Postal Service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand shall be deemed given when delivered.
To Guarantor:    Universal Technical Institute, Inc.
4225 E. Windrose Drive, Suite 200
Phoenix, Arizona 85032
To Lender:    Western Alliance Bank
One East Washington Street, 14th Floor
    Phoenix, Arizona 85004
    Attention: Ericka LeMaster
Section 10This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations herein guaranteed. The obligations and liabilities of Guarantor under this Guaranty shall be

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joint, several, and joint and several. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.
Section 11If any or all of the Guaranteed Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).
Section 12GOVERNING LAW; JURISDICTION.
(a)THIS GUARANTY HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.
(b)Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any affiliate of the Lender in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or any other Loan Party or its properties in the courts of any jurisdiction.
Section 13Intentionally Omitted.
Section 14This Guaranty is solely for the benefit of Lender, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Borrower.
Section 15This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.
Section 16If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.
Section 17GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OTHER RELATED DOCUMENT OR LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

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Section 18Guarantor Financial Reporting.
(a)As soon as available, and in any event within thirty (30) days of filing with the United States Securities and Exchange Commission, Guarantor shall furnish to Lender a copy of (i) Guarantor’s Form 10-K Annual Report, and (ii) each of Guarantor’s Form 10-Q Quarterly Reports, and shall also provide Lender with such other information respecting the condition of Guarantor as Lender may from time to time reasonably request.
(b)As soon as available, and in any event within thirty (30) days after each September 30, Guarantor shall furnish to Lender a copy of Guarantor’s annual enrollment data for all campuses containing such information as Lender shall reasonably require.
[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.
UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation

By:
Name: Troy Anderson
Title: Executive Vice President and Chief Financial Officer

“GUARANTOR”

Signature Page to Repayment Guaranty

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